UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 1, 2016

LINNCO, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously reported, on August 1, 2016, LinnCo, LLC (the “Company” or “LinnCo”) completed its offer to exchange each outstanding unit of Linn Energy, LLC (“LINN Energy”) for one LinnCo share (the “Exchange Offer”) upon the terms and conditions of the Prospectus/Offer to Exchange dated April 26, 2016 and the accompanying Amended and Restated Letter of Transmittal.
The subsequent offering period for the Exchange Offer expired at 12:00 midnight (New York City time) on August 1, 2016. American Stock Transfer & Trust Company, the exchange agent for the Exchange Offer, advised the Company that an aggregate of 123,909,317 LINN Energy units (including LINN Energy units accepted for exchange during the initial offering period), representing approximately 35% of LINN Energy’s issued and outstanding units, were validly tendered and not validly withdrawn pursuant to the Exchange Offer and were accepted by the Company for exchange. The Company promptly issued new LinnCo shares for all such tendered LINN Energy units in accordance with the terms of the Exchange Offer. The Company now owns approximately 71% of LINN Energy’s issued and outstanding units.
Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired.
The Company intends to file the financial statements required by Item 9.01(a) under cover of Form 8‑K/A no later than 71 calendar days after the date this Current Report on Form 8‑K was required to be filed.
(b)    Pro Forma Financial Information.
The Company intends to file the financial statements required by Item 9.01(b) under cover of Form 8‑K/A no later than 71 calendar days after the date this Current Report on Form 8‑K was required to be filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

August 5, 2016	By:	/s/ Candice J. Wells
Candice J. Wells
Senior Vice President, General Counsel and Corporate Secretary